EXHIBIT 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------

         This Agreement (hereinafter the "Agreement") is entered into effective as of this 14th day of April, 1998, by and among Pacific Forest Corporation, a Nevada corporation (hereinafter "PFC"); Roger Tichenor, the sole officer and director of PFC, (hereinafter "PFC Management"); Green Capital N.V., a Netherlands Antilles corporation (hereinafter "Green "), and Oscar Christian (hereinafter the "Green Stockholder"), the present owner of all the outstanding ordinary shares of Green.

                                    RECITALS:

         WHEREAS, the Green Stockholder owns all of the issued and outstanding ordinary shares of Green which comprises 6,000 ordinary shares. PFC desires to acquire all of the outstanding ordinary shares of Green (the "Green Ordinary Shares") solely in exchange for common stock of PFC, making Green a wholly-owned subsidiary of PFC; and

         WHEREAS, the Green Stockholder (as set forth on the attached Exhibit "B") desires to acquire common stock of PFC in exchange for the Green Ordinary Shares, as more fully set forth herein.

         NOW, THEREFORE, for the mutual consideration set out herein, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT
                                    ---------

         1. Share Exchange. The Green Stockholder is the present owner of all of the issued and outstanding ordinary shares of Green. It is hereby agreed that all of the Green Ordinary Shares shall be acquired by PFC in exchange solely for PFC common stock, $.001 par value per share (the "PFC Shares").

         2. Delivery of Shares. PFC and the Green Stockholder agree that on the Closing Date or at the Closing as hereinafter defined, all outstanding Green Ordinary Shares shall be delivered to PFC in exchange for PFC Shares.

                  (a) The PFC Shares will, on the Closing Date or at the Closing, be delivered to the Green Stockholder in exchange for his Green Ordinary Shares on the basis of 1,987.5 PFC Shares for each one Green Ordinary Share.

                  (b) At Closing, PFC shall, subject to the conditions set forth herein, issue 11,925,000 PFC Shares to the Green Stockholder.

                  (c) Unless otherwise agreed by PFC and the Green Stockholder, this transaction shall close only in the event PFC is able to acquire all of the outstanding Green Ordinary Shares.

         3. Outstanding Securities. As of the Closing Date each of the following shall occur:

                  (a) Each of the Green Ordinary Shares issued and outstanding immediately prior to the Closing Date shall be exchanged for 1,987.5 PFC Shares. Thereafter, all such Green Ordinary Shares shall be deemed to be owned by PFC. The holder of such certificates previously evidencing the Green Ordinary Shares outstanding immediately prior to the Closing Date shall cease to have any rights with respect to such Green Ordinary Shares except as otherwise provided herein or by law.

                  (b) The 1,325,000 shares of PFC common stock previously issued and outstanding prior to the Closing will remain outstanding.

         4. Post-Acquisition Events. Upon Closing, the following shall be accomplished:

                  (a) PFC shall promptly fulfill its responsibility to file a Current Report on Form 8-K with the Securities and Exchange Commission ("SEC").

                  (b) The resignation of the existing PFC sole officer and director and appointment of new officers and directors as described in Section 12.(f) hereof.

         5.       Other Matters.

                  (a) Prior to Closing, there shall be no stock dividend, stock split, recapitalization, or exchange of shares with respect to or rights issued in respect of, PFC's capital stock after the date hereof and there shall be no dividends paid on PFC's capital stock.

                  (b) PFC shall have received all requisite stockholder approval of the matters set forth herein.

         6. Surrender and Issuance of Securities. On or as soon as practicable after the Closing Date:

                  (a) The Green Ordinary Shares shall be transferred and delivered to PFC by the execution of a Deed of Transfer, in the form as set forth in Exhibit "A" attached hereto and made a part hereof, between the Green Stockholder as transferor and PFC as transferee, and the acknowledgment thereof by Green, against delivery of certificates representing the PFC Shares for which the Green Ordinary Shares are to be exchanged at Closing.

                  (b) PFC acknowledges that subsequent to the Closing, its board of directors will issue an aggregate of 265,000 shares of PFC Common Stock to certain consultants involved in the transactions contemplated herein.

         7. Representations of the Green Stockholder. The Green Stockholder hereby represents and warrants effective this date and the Closing Date as follows:

                  (a) Except as may be set forth in Exhibit "B" attached hereto and made a part hereof, the Green Ordinary Shares are free from claims, liens, or other encumbrances, and the Green Stockholder has good title and the unqualified right to transfer and dispose of such Green Ordinary Shares.

                  (b) The Green Stockholder, is the sole registered holder of the issued and outstanding Green Ordinary Shares as set forth in Exhibit "B";

                  (c) The Green Stockholder has no present intent to sell or dispose of the PFC Shares and is under no binding obligation, formal commitment, or existing plan to sell or otherwise dispose of the PFC Shares.

         8. Representations Regarding Green. Green hereby represents and warrants to the best of its knowledge and belief as follows, which warranties and representations shall also be true as of the Closing Date:

                  (a) Except as noted on Exhibit "B", the Green Stockholder listed on the attached Exhibit "B" is the sole owner of record and beneficially owns all of the issued and outstanding Green Ordinary Shares.

                  (b) Green has no outstanding or authorized capital shares, warrants, options or convertible securities other than as described in Exhibit "B", attached hereto.

                  (c) The audited financial statements as of and for the period ending September 30, 1997, of Green which have been delivered to PFC (hereinafter referred to as the "Green Financial Statements") present fairly, in all material respects, the financial condition of Green as of the date thereof and the results of its operations for the period covered. Green has good title to all assets shown on the Green Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record. The Green Financial Statements have been prepared in accordance with generally accepted accounting principles, in the United States, consistently applied (except as may be indicated therein or in the notes thereto).

                  (d) Since September 30, 1997 there have not been any material adverse changes in the financial position of Green except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of Green.

                  (e) Green is not a party to any material litigation or any governmental investigation or proceeding, not reflected in the Green Financial Statements.

                  (f) Green is in good standing in its jurisdiction of incorporation.

                  (g) Green has (or, by the Closing Date, will have filed) all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and/or has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

                  (h) Except as disclosed in the Information Statement, Green has not breached, and there is no pending or threatened claim that Green has breached any of the terms or conditions of any agreements, contracts or commitments to which it is a party or its properties is bound. Green has previously given PFC copies or access thereto of all material contracts, commitments and/or agreements to which Green is a party including all relationships or dealings with related parties or affiliates. The execution and performance hereof will not violate any provision of applicable law or any agreement to which Green or any of the Green Subsidiaries (as defined in 9.(a) below) is a party or by which it or its properties is bound.

                  (i) Green has no subsidiary corporations except as set forth on Exhibit "C" attached hereto and made a part hereof.

                  (j) Green has made its corporate financial records, minute books, and other corporate documents and records available for review to present management of PFC prior to the Closing Date, during reasonable business hours and on reasonable notice.

                  (k) The performance of this Agreement does not materially violate or breach any material agreement or contract to which Green is a party.

                  (l) All information regarding Green which has been provided to PFC is true and accurate in all material respects.

         9. Representation Regarding Green Subsidiaries. Green, to its best knowledge and belief, hereby represents and warrants as follows, which warranties and representations shall also be true as of the Closing Date:

                  (a) Green is the owner of record and beneficially of the issued and outstanding securities of those subsidiary corporations (the "Green Subsidiaries") set forth on Exhibit "C" in the percentages set forth on such "Exhibit "C".

                  (b) The financial statements of the Green Subsidiaries which are included in the Green Financial Statements and hereafter collectively referred to as the "Green Subsidiaries Financial Statements" reasonably reflect in all material respects the financial condition of the Green Subsidiaries as of the dates thereof and the results of their operations for the periods covered. The Green Subsidiaries' Financial Statements have been prepared, and do not require material modification to be, in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto).

                  (c) Since the date of the Green Subsidiaries Financial Statements, there have not been any material adverse changes in the financial position of the Green Subsidiaries except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of any of such Green Subsidiaries.

                  (d) None of the Green Subsidiaries is a party to any material pending litigation or any governmental investigation or proceeding, not reflected in the Green Subsidiaries Financial Statements.

                  (e) Each of the Green Subsidiaries has (or, by the Closing Date, will have filed) all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and/or has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

                  (f) None of the Green Subsidiaries has materially breached any material agreement to which it is a party. Each of the Green Subsidiaries has previously given PFC copies or access thereto of all material contracts, commitments and/or agreements to which any of the Green Subsidiaries is a party including all relationships or dealings with related parties or affiliates.

                  (h) None of the Green Subsidiaries has any subsidiary corporations, except as set forth on Exhibit "C".

                  (i) Each of the Green Subsidiaries has made its corporate financial records, minute books, and other corporate documents and records available for review to present management of PFC prior to the Closing Date, during reasonable business hours and on reasonable notice.

                  (j) The performance of this Agreement does not materially violate or breach any material agreement or contract to which any of the Green Subsidiaries is a party.

         10. Representation Regarding PFC. PFC Management, to the best of his knowledge and belief, hereby represents and warrants as follows, each of which representations and warranties shall continue to be true as of the Closing Date:

                  (a) As of the Closing Date, the PFC Shares, to be issued and delivered to all of the holders of Green Ordinary Shares hereunder will, when so issued and delivered, constitute, duly authorized, validly and legally issued PFC Shares, fully-paid and nonassessable.

                  (b) PFC has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of PFC. The execution and performance of this Agreement will not constitute a breach of any material agreement, indenture, mortgage, license or other instrument or document to which PFC is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to PFC. The execution and performance of this Agreement will not violate or conflict with any provision of the certificate of incorporation or by-laws of PFC.

                  (d) PFC has delivered to Green a true and complete copy of its
(i) Annual Report on Form 10-KSB for the year ended December 31, 1997, as filed with the SEC, and (ii) its report on Form 10-QSB for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997, as filed with the SEC. As of their respective dates, such reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they are made, not misleading. The audited financial statements and unaudited interim financial statements included in such reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of PFC as of the dates thereof and the results of its operations and changes in financial position for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments. PFC has no subsidiaries as of the date hereof.

                  (e) Since December 31, 1997, there have not been any material adverse changes in the financial condition of PFC.

                  (f) PFC is not a party to or the subject of any pending litigation, claims, or governmental investigation or proceeding not reflected in the PFC Financial Statements or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of PFC Management, threatened or contemplated against or affecting PFC or its properties.

                  (g) PFC is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; and presently has and at Closing shall have the corporate power to own its property and to carry on its business as then being conducted and shall be duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact.

                  (h) PFC has filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof and has paid or made adequate provision in the PFC Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. PFC is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

                  (i) PFC's authorized capital stock shall, at Closing, consist of: (i) 100,000,000 shares of common stock, $.001 par value, of which 1,325,000 shares shall be issued and outstanding. All outstanding shares of capital stock of PFC are validly issued, fully paid and nonassessable. There are no existing options, calls, warrants, preemptive rights or commitments of any character relating to the issued or unissued capital stock or other securities of PFC.

                  (j) PFC has (and at the Closing will have) disclosed in writing all events, conditions and facts materially affecting its business, financial condition or results of operations.

                  (k) The corporate financial records, minute books, and other documents and records of PFC have been made available to the Green Stockholder prior to the Closing.

                  (l) PFC has not breached, and there is no pending or threatened claim that PFC has breached any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its properties is bound. The execution and performance hereof will not violate any provisions of applicable law or any agreement to which PFC is subject. PFC hereby represents that it is not a party to any material contract or commitment other than appointment documents with its transfer agent, and that it has disclosed to the Green Stockholder all relationships or dealings with related parties or affiliates.

                  (m) The PFC common stock is currently quoted under the trading symbol "PFSS" on the NASD Electronic Bulletin Board and there are no stop orders in effect with respect thereto.

                  (n) All information regarding PFC which is set forth herein or has otherwise been provided by PFC to Green and the Green Stockholder is true and accurate in all material respects.

                  (o) PFC is current in all material respects with regard to its reporting obligations with the SEC and all reports filed with the SEC within the past two years are materially true, complete and accurate.

         11. Closing. The Closing of the transactions contemplated herein shall take place on such date (the "Closing" or "Closing Date") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing is expected to be on or about April 14, 1998, but not later than April 17, 1998, unless extended by mutual consent of all parties hereto.

         12. Conditions Precedent to the Obligations of the Green Stockholder. All obligations of the Green Stockholder under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Effective Date, as indicated below, of each of the following conditions:

                  (a) The representations and warranties regarding PFC contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

                  (b) PFC shall have performed and complied, in all material respects, with all covenants, agreements, and conditions set forth herein, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing.

                  (c) On or before the Closing, the board of directors of PFC shall have approved in accordance with applicable corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

                  (d) On or before the Closing Date, PFC shall have delivered certified copies of resolutions of the board of directors and shareholders of PFC approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable PFC to comply with the terms of this Agreement including the election of Green's nominees to the board of directors of PFC and all matters outlined herein.

                  (e) PFC's stockholders shall have duly approved all applicable matters described in this Agreement in accordance with applicable law.

                  (f) At Closing, the sole existing officer and director of PFC shall have resigned in writing from all positions as director and officer of PFC upon the election and appointment of the Green nominees.

                  (g) At the Closing, all instruments and documents delivered to the Green Stockholder pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for Green.

                  (h) At the Closing, upon consummation of the transactions, PFC shall have the authorized capital as described in Section 10.(i) hereof.

                  (i) The PFC Shares to be issued to the Green Stockholder at Closing will be validly issued, nonassessable and fully-paid under applicable corporation law and will be issued in compliance with all federal, state and applicable securities laws.

                  (j) At the Closing, PFC shall have delivered to the Green Stockholder an opinion of its counsel dated as of the Closing to the effect that:

                           (i) PFC is a corporation duly organized, validly
existing and in good standing under the laws of the jurisdiction of incorporation;

                           (ii) PFC has authorized the execution, delivery and
performance of this Agreement by all necessary corporate action, and subject to certain limitations, the Agreement is a valid and binding obligation of PFC enforceable in accordance with its terms.

                           (iii) The PFC Shares to be issued pursuant to Section
2 hereof, when issued, will be duly and validly issued, fully-paid and nonassessable; and

                           (iv) PFC has the corporate power to execute, deliver
and perform under this Agreement.

         13. Conditions Precedent to the Obligations of PFC. All obligations of PFC under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

                  (a) The representations and warranties regarding the Green Stockholder and Green contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

                  (b) The Green Stockholder shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by him prior to or at the Closing;

                  (c) The Green Stockholder shall deliver a letter commonly known as an "Investment Letter," in substantially the form attached hereto and made a part hereof as Exhibit "D", acknowledging that the PFC Shares are being acquired for investment purposes.

         14. Indemnification. For a period of two years from the Closing PFC Management and PFC agree to jointly and severally indemnify and hold harmless the Green Stockholder and Green, and the Green Stockholder and Green agree to jointly and severally, indemnify and hold harmless PFC Management and PFC at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident of any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's material breach of covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

         15. Nature and Survival of Representations. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for two years from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

         16. Documents at Closing. At the Closing, the following documents shall be delivered:

                  (a) The Green Stockholder will deliver, or will cause to be delivered, to PFC the following:

                           (i) a certificate executed by Green to the effect
that to the best of his knowledge and belief all representations and warranties made regarding Green and the Green Subsidiaries under this Agreement are true and correct as of the Closing, the same as though originally given to PFC on said date;

                           (ii) certificate from the jurisdiction of
incorporation of Green dated at or about the Closing to the effect that Green is in good standing under the laws of said jurisdiction;

                           (iii) Investment Letter in the form attached hereto
as Exhibit "D" executed by the Green Stockholder;

                           (iv) corporate resolutions of Green authorizing the
transactions described in this Agreement;

                           (v) such other instruments, documents and
certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

                           (vi) all other items, the delivery of which is a
condition precedent to the obligations of PFC, as set forth herein; and

                  (b) PFC will deliver or cause to be delivered to the Green
Stockholder:

                           (i) stock certificates representing those securities
of PFC to be issued as a part of the exchange as described in Sections 2 and 6 hereof;

                           (ii) a certificate of the President/Secretary of PFC,
to the effect that all representations and warranties of PFC made under this Agreement are true and correct as of the Closing, the same as though originally given to the Green Stockholder on said date;

                           (iii) certified copies of resolutions adopted by
PFC's board of directors and PFC's stockholders authorizing the transactions described herein and all related matters;

                           (iv) certificates from the jurisdiction of
incorporation of PFC dated at or about the Closing Date that said corporation is in good standing under the laws of said jurisdiction;

                           (v) opinion of PFC's counsel as described in Section
12.(j) above;

                           (vi) such other instruments and documents as are
required to be delivered pursuant to the provisions of this Agreement;

                           (vii) resignation of all of the officers and
directors of PFC; and

                           (viii) all other items, the delivery of which is a
condition precedent to the obligations of the Green Stockholder, as set forth in
Section 12 hereof.

         17. Finder's Fees. PFC Management and PFC, jointly and severally, represent and warrant to the Green Stockholder and Green, and the Green Stockholder and Green, jointly and severally, represent and warrant to each of the PFC Management and PFC, that none of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" or "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby except as set forth on Exhibit "E" attached hereto and made a part hereof. In this regard, PFC Management and PFC, jointly and severally, on the one hand, and the Green Stockholder and Green, jointly and severally, on the other hand, will indemnify and hold the other harmless from any claim, loss, cost or expense whatsoever (including reasonable fees and disbursements of counsel) from or relating to any such express or implied liability.

         18.      Miscellaneous.

                  (a) Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

                  (b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

                  (c) Termination. All obligations hereunder may be terminated at the discretion of either PFC's or Green's board of directors if (i) the closing conditions specified in Sections 12 and 13 are not met by April 17, 1998, unless extended, or (ii) any of the representations and warranties made herein have been materially breached.

                  (d) Amendment. This Agreement may be amended only in writing as agreed to by all the parties hereto.

                  (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested, as follows:

         If to PFC:                      73 South Palm Avenue, Suite 223
         ----------                      Sarasota, FL   34236
                                         Attn: Roger Tichenor

         With a copy to:                 Edwin B. Kagan, Esq.
         --------------                  2709 N. Rocky Point Drive, Suite 102
                                         Tampa, FL   33607-1427


         If to Green:                    Amicorp N.V.
         -----------                     Caracasbaaiweg 199
                                         Curacao, Netherlands Antilles
                                         Attn: Toine Knipping


         If to the Green                 Oscar Christian
         Stockholder:                    Apdo 665-1007
         ------------                    San Jose, Costa Rica
                                         Edificio Centro Colon, 3er Piso


         With a copy to:                 Michelle Kramish Kain, Esq.
         ---------------                 750 Southeast Third Avenue, Suite 100
                                         Fort Lauderdale, FL   33316


                  (f) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (h) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

                  (i) Entire Agreement. This Agreement and the attached Exhibits constitute the entire agreement of the parties covering everything agreed upon or understood with respect to the subject matter hereof. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

                  (j) Time. Time is of the essence.

                  (k) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

                  (l) Responsibility and Costs. All fees, expenses and out-of-pocket costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses unless such party has agreed otherwise with any such person.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.



STOCKHOLDER OF GREEN                     PACIFIC FOREST CORPORATION
CAPITAL, N.V.


/s/Oscar Christian                       /s/Roger Tichenor
-------------------------------          ------------------------------------
Oscar Christian                          Roger Tichenor, President/Secretary


                                         /s/Roger Tichenor
                                         ------------------------------------
GREEN CAPITAL N.V.                       Roger Tichenor, individually


/s/Toine Knipping
-------------------------------
Amicorp N.V., Managing Director

                                   EXHIBIT "A"
                                   -----------


                                DEED OF TRANSFER
                                ----------------


         THIS DEED is made with effect from 14 April 1998 by and between:

         1. OSCAR CHRISTIAN, a Netherlands citizen residing at Apdo 665-1007, Edificio Centro Colon, 3er Piso, San Jose, Costa Rica ("Transferor"); and

         2. PACIFIC FOREST CORPORATION, a Nevada corporation having its registered office at 73 South Palm Avenue, Suite 223, Sarasota, FL 34236, Florida, United States of America ("Transferee").

         WHEREAS

         (A) Transferor is the sole owner of all 6,000 issued common shares (the "Shares") in the capital of GREEN CAPITAL N.V., a Netherlands Antilles company, having its registered office at Caracasbaaiweg 199, Curacao, Netherlands Antilles (the "Company");

         (B) Transferor and Transferee entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") as per today's date whereby Transferor agreed to transfer the Shares to Transferee in exchange for 11,925,000 common shares in the capital of Transferee (the "PFC Shares");

         (C) Parties now wish to carry out the transfer of the Shares contemplated in the Reorganization Agreement.

         THIS DEED THEREFORE WITNESS as follows:

         1. Subject to the terms and conditions of the Reorganization Agreement, Transferor hereby transfers to Transferee and Transferee hereby accepts from Transferor the full and free ownership of the Shares.

         2. Transferor acknowledges receipt of the PFC Shares as required under the terms of the Reorganization Agreement and hereby discharges Transferee with respect thereto.

         3. This deed is governed by and construed in accordance with the laws of the Netherlands Antilles and any dispute resulting herefrom or relating hereto shall exclusively be settled before the competent courts of Curacao, Netherlands Antilles.

         IN WITNESS whereof this deed is signed in triplicate on the day and year first above written.

 /s/ Oscar Christian                      /s/ Roger Tichenor
 ---------------------                    --------------------------
 Oscar Christian                          Pacific Forest Corporation

         The Company hereby acknowledges the above-noted transfer of Shares and represents and warrants to annotate the transfer in the shareholders register of the Company and to provide Transferee with an extract therefrom.

         Signed in triplicate on the day and year first above written.

         GREEN CAPITAL N.V.


         /s/ Toine Knipping
         --------------------------
         By:  Amicorp N.V.
         Title:  Managing Director

                                   EXHIBIT "B"


Green Historical Stockholder:

         Name                  Number of Green                 Number of
         ----                  Ordinary Shares            PFC Exchange Shares
                               ---------------            -------------------

Oscar Christian                     6,000                      11,925,000



         There are no claims, liens or other encumbrances on the Green Ordinary Shares.

                                   EXHIBIT "C"

GREEN CAPITAL N.V.

A.       Subsidiary Corporations                         Percentage of Ownership
         -----------------------                         -----------------------

         Promociones Capital Verde S.A.                            100%
           (Costa Rica)

         Green Capital Management N.V.                             100%
           (Netherlands Antilles)


         Subsidiary of Promociones Capital Verde S.A.
         --------------------------------------------

         Reforestadora Capital Verde S.A.                          100%
           (Costa Rica)


         Subsidiaries of Green Capital Management N.V.
         ---------------------------------------------

         Green Capital Netherlands B.V.                            50%
           (Costa Rica)

*        Save Our Planet S.A.                                     100%
           (Costa Rica)

* Owned by El Reino De Papa Juan S.A., a holding company owned by Green Capital N.V. which is currently inactive.

                                   EXHIBIT "D"

                                INVESTMENT LETTER
                                -----------------


TO THE BOARD OF DIRECTORS OF PACIFIC FOREST CORPORATION

         The undersigned hereby represents to Pacific Forest Corporation (the "Corporation"), that (1) the shares of the Corporation's common stock (the "Securities") which are being acquired by the undersigned are being acquired for his own account and for investment and not with a view to the public resale or distribution thereof; (2) the undersigned will not sell, transfer or otherwise dispose of the securities except in compliance with the Securities Act of 1933, as amended (the "Act"); and (3) the undersigned is aware that the Securities are "restricted securities" as that term is defined in Rule 144 or the General Rules and Regulations under the Act.

         The undersigned hereby agrees and acknowledges that he will not sell the Securities outside of the United States in any manner which will allow the Securities to become nonrestricted except upon registration in the United States.

         The undersigned further acknowledges that he or she has had an opportunity to ask questions of and receive answers from duly designated representatives of the Corporation concerning the terms and conditions pursuant to which the Securities are being acquired. The undersigned acknowledges that he has been afforded an opportunity to examine such documents and other information which he or she has requested for the purpose of verifying the information set forth in said documents.

         The undersigned acknowledges and understands that the Securities are unregistered and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

         The undersigned further acknowledges that he is fully aware of the applicable limitations on the resale of the Securities. These restrictions for the most part are set forth in Rule 144. The Rule permits sales of "restricted securities" upon compliance with the requirements of such Rule. If the Rule is available to the undersigned, the undersigned may make only routine sales of securities, in limited amounts, in accordance with the terms and conditions of that Rule.

         Any and all certificates representing the Securities, and any and all Securities issued in replacement thereof or in exchange therefor, shall bear the following legend, which the undersigned has read and understands:

         The Securities represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The Securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Corporation.

         The undersigned further agrees that the Corporation shall have the right to issue stop-transfer instructions to its transfer agent and acknowledges that the Corporation has informed the undersigned of its intention to issue such instructions.

                                                     Very truly yours,



                                                     /s/ Oscar Christian
                                                     -----------------------
                                                     Oscar Christian
                                                     Date: April 14, 1998

                                   EXHIBIT "E"

FINDERS
-------

M-Tech Corp., a Florida corporation

Jorge de Velasco